November 24, 2008

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

RE:           eDoorways Corp.

File Ref. No.  000-22057

We have read the statements of eDoorways Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated November 24, 2008 and agree with such statements as they pertain to our firm.

Regards,

WEBB & COMPANY, P.A.
Certified Public Accountants